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                                                                      EXHIBIT 99

NEWS RELEASE

From:             Citizens First Bancorp, Inc.
Contact:          Marshall J. Campbell
                  Chairman
Corporate Office: 525 Water Street
                  Port  Huron, MI  48060
Telephone:        (810) 987-8300

                          CITIZENS FIRST BANCORP, INC.
                          ANNOUNCES THE ACQUISITION OF
                METRO BANCORP INC. AND ITS SUBSIDIARY, METROBANK

FOR IMMEDIATE RELEASE:

                  PORT HURON, MICHIGAN, JANUARY 12, 2004.

                  Citizens First Bancorp, Inc. ("Citizens") [Nasdaq: CTZN], the holding company for Citizens First Savings Bank ("Citizens First") is pleased to announce that it has completed the acquisition of Metro Bancorp, Inc. and its subsidiary, Metrobank on January 9, 2004.

                  Metro Bancorp Inc., headquartered in Oakland County, is a bank holding company with over $147 million in assets.

                  Although Metrobank will be owned by Citizens, it will continue to operate its four Oakland County branch locations under its existing name, as a subsidiary of Citizens.

                  The definitive agreement for the $30 million transaction, which included the conversion of Metrobank to a Michigan savings bank, was reached on May 21, 2003. This acquisition has received regulatory approval of Michigan's Office of Financial and Insurance Services, and of The Office of Thrift Supervision.

                  According to Citizens' Chairman Marshall J. Campbell, "We are excited to announce the completion of the acquisition, and welcome the Metrobank organization to our financial family. It offers both Citizens First and Metrobank an excellent opportunity for growth and prosperity in the financial arena." "This acquisition also strengthens our vision as a community bank dedicated to meeting the financial needs of our customers and the communities we serve," Campbell added.

                  To ensure continuity in leadership and service to its customers, Thomas A. Duke and Robert P. Heinrich have agreed to remain on the Metrobank board of directors. Mr. Heinrich has also agreed to continue as Metrobank's President, and Gerald Wasen has agreed to continue as Metrobank's Executive Vice President.




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                  The vision of Citizens First is "To Be First" ...in the minds of its customers, the value of its products, the quality of service, and in the fabric of its communities. Headquartered in Port Huron, with assets exceeding $1 billion, Citizens First offers a complete array of banking and financial services to its customers through 16 full service banking offices in St. Clair, Sanilac, Huron and Lapeer Counties. Visit Citizens First on the web at www.cfsbank.com.

                  Statements contained in this news release may be forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as "intend," "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Such forward-looking statements are based on current expectations, but may differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Citizens with the Securities and Exchange Commission from time to time, which are incorporated into this press release by reference. Other factors which could have a material adverse effect on the operations of Citizens and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Bank's market area, changes in relevant accounting principles and guidelines and other factors over which management has no control. The forward-looking statements are made as of the date of this release, and Citizens assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.






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